UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2009

MENDOCINO BREWING COMPANY, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)
0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California 95482
(Address of principal executive offices) (Zip Code)

(707) 463-2627
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On August 27, 2009, Mendocino Brewing Company, Inc., a California corporation (the "Company") and Yashpal Singh, the Company's Chief Executive Officer, President and a member of the Board of Directors ("Executive") entered into that certain Separation and Severance Agreement (the "Agreement").

Pursuant to the terms of the Agreement, upon Executive's (i) termination of employment with the Company by Executive for Good Reason (as defined in the Agreement), (ii) termination of employment at the end of the employment term (iii) death, (iv) disability or (v) termination by the Company without Cause (as defined in the Agreement), Executive shall be entitled to certain severance benefits and payments.  The Severance Payment shall equal the product of (x) 2.5 times Executive's average monthly base salary (calculated over the twelve (12) month period preceding the termination event), multiplied by (y) the number of years (on a pro rated basis) Executive had been employed by the Company at the Termination Date (as defined in the Agreement); provided, however, that the Severance Payment may not exceed thirty (30) months of Executive's average monthly base salary (calculated over the twelve (12) months preceding Executive's termination date).  In addition, the Company shall pay COBRA premiums for the Executive and the Executive's spouse until the earlier of (i) the effective date on which Executive obtains comparable health insurance from a subsequent employer or (ii) eighteen (18) months following Executive's Termination Date.  Executive shall also be entitled to accrued salary, vacation time and benefits as set forth in that certain Executive Employment Agreement by and between the Company and Executive with an effective date of January 1, 2007 (the "Employment Agreement").

If Executive's employment is terminated without Cause, in addition to the Severance Payment described above, Executive shall also receive either (i) 365 days prior written notice or (ii) a lump sum payment equal to twelve (12) months of Executive's base salary at the rate in place at the Termination Date (the "Notice Payment").

In case of Executive's resignation without Good Reason, Executive shall be entitled to accrued salary, vacation time and benefits set forth in the Employment Agreement but shall not be entitled to the Severance Payment or the Notice Payment.

If Executive is terminated by the Company for Cause, Executive shall be entitled to (i) accrued salary, vacation time and benefits as set forth in the Employment Agreement and (ii) if the Company does not provide Executive with at least twelve (12) months prior notice, the Notice Payment.  Executive shall not be entitled to the Severance Payment in case of termination by the Company for Cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: August 31, 2009	By:	/s/ N.Mahadevan
N. Mahadevan, Secretary and
Chief Financial Officer